Exhibit 10-AAll

AMENDED AND RESTATED

2000 EQUITY INCENTIVE PLAN

OF TECH DATA CORPORATION

(as Amended & Restated through March 29, 2006)

1. PURPOSE.

The purposes of the 2000 Equity Incentive Plan (the “Plan”) of Tech Data Corporation (the “Company”) are to advance the interests of the Company and its shareholders by strengthening the ability of the Company to attract, retain and reward highly qualified officers and other employees, to motivate officers and other selected employees to achieve business objectives established to promote the long-term growth, profitability and success of the Company, and to encourage ownership of the Common Stock of the Company by participating officers and other selected employees allowing such employees to participate in the long-term growth of the Company. The Plan authorizes performance-based stock and cash incentive compensation in the form of stock options, restricted stock, restricted stock unit, performance grants and awards.

2. DEFINITIONS.

For the purposes of the Plan, the following terms shall have the following meanings:

(a) “ADJUSTED NET INCOME” means, with respect to any fiscal year of the Company, the amount reported as “Net Income” in the audited Consolidated Statement of Income of the Company and Subsidiaries for such year (as set forth in the Company’s Annual Report to Shareholders for such year), adjusted to exclude any of the following items: (i) extraordinary items (as described in Accounting Principles Board Opinion No. 30); (ii) gains or losses on the disposition of discontinued operations; (iii) the cumulative effects of changes in accounting principles; and (iv) any applicable adjustments for calculating net income per diluted share in accordance with generally accepted accounting principles.

(b) “ANNUAL NET INCOME PER DILUTED SHARE” means, with respect to the fiscal year of the Company in respect of which a determination thereof is being or to be made, the Adjusted Net Income for such year divided by the applicable weighted average number of diluted shares of Common Stock outstanding during such year.

(c) “AWARD” means any payment or settlement in respect of a grant made pursuant to the Plan, whether in the form of shares of Common Stock or in cash, or in any combination thereof.

(d) “BOARD OF DIRECTORS” means the Board of Directors of the Company.

(e) “CODE” means the Internal Revenue Code of 1986, as amended and in effect from time to time, or any successor statute thereto, together with the published rulings, regulations and interpretations duly promulgated thereunder.

(f) “COMMITTEE” means the Stock Option Committee of the Board of Directors established and constituted as provided in Section 5 of the Plan.

(g) “COMMON STOCK” means the common stock, par value of $.0015, of the Company, or any security issued by the Company in substitution or exchange therefor or in lieu thereof.

(h) “COMMON STOCK EQUIVALENT” means a Unit (or fraction thereof, if authorized by the Committee) substantially equivalent to a hypothetical share of Common Stock, credited to a Participant and having a value at any time equal to the Fair Market Value of a share of Common Stock (or such fraction thereof) at such time.

(i) “COMPANY” means Tech Data Corporation, a Florida corporation, or any successor corporation.

(j) “COVERED EMPLOYEE” means any person who is a “covered employee” within the meaning of Section 162(m) of the Code.

(k) “CUMULATIVE NET INCOME” means, in respect of any Performance Period, the aggregate cumulative amount of the Adjusted Net Income for the fiscal years of the Company during such Performance Period.

(l) “CUMULATIVE NET INCOME PER DILUTED SHARE” means, in respect of any Performance Period, the aggregate cumulative amount of the Annual Net Income Per Diluted Share for the fiscal years of the Company during such Performance Period.

(m) “DIVIDEND EQUIVALENT” means, in respect of a Common Stock Equivalent and with respect to each dividend payment date for the Common Stock, an amount equal to the cash dividend on one share of Common Stock payable on such dividend payment date.

(n) “EMPLOYEE” means any individual, including any officer of the Company, who is on the active payroll of the Company or a Subsidiary at the relevant time.

(o) “EXCHANGE ACT” means the Securities Exchange Act of 1934, as amended and in effect from time to time, including all rules and regulations promulgated thereunder.

(p) “EXECUTIVE OFFICER” means, at any time, an individual who is an executive officer of the Company within the meaning of Exchange Act Rule 3b-7 or who is an officer of the Company within the meaning of Exchange Act Rule 16a-1(f).

(q) “FAIR MARKET VALUE” means, in respect of any date on or as of which a determination thereof is being or to be made, the last sales price per share of the Common Stock reported on such date on The NASDAQ Stock Market or on any other national securities exchange registered under the Exchange Act upon which the Common Stock is then listed on such date, or, if the Common Stock was not traded on such date, on the next preceding day on which sales of shares of the Common Stock were reported on The NASDAQ Stock Market or on any other national securities exchange registered under the Exchange Act upon which the Common Stock is then listed.

(r) “INCENTIVE STOCK OPTION” means any option to purchase shares of Common Stock granted pursuant to the provisions of Section 6 of the Plan that is intended to be and is specifically designated as an “incentive stock option” within the meaning of Section 422A of the Code.

(s) “NON-QUALIFIED STOCK OPTION” means any option to purchase shares of Common Stock granted pursuant to the provisions of Section 6 of the Plan that is not an Incentive Stock Option.

(t) “OUTSIDE DIRECTOR” shall have the meaning set forth in Section 8A(c) of this Plan.

(u) “PARTICIPANT” means any Employee of the Company or a Subsidiary who receives a grant or Award under the Plan.

(v) “PERFORMANCE GRANT” means a grant made pursuant to Section 8 of the Plan, the Award of which is contingent on the achievement of specific Performance Goals during a Performance Period, determined using a specific Performance Measure, all as specified in the grant agreement relating thereto.

(w) “PERFORMANCE GOALS” mean, with respect to any applicable grant made pursuant to the Plan, the one or more targets, goals or levels of attainment required to be achieved in terms of the specified Performance Measure during the specified Performance Period, all as set forth in the related grant agreement.

(x) “PERFORMANCE MEASURE” means, with respect to any applicable grant made pursuant to the Plan, one or more of the criteria identified at Section 8(c) of the Plan selected by the Committee for the purpose of establishing, and measuring attainment of, Performance Goals for a Performance Period in respect of such grant, as provided in the related grant agreement.

(y) “PERFORMANCE PERIOD” means, with respect to any applicable grant made pursuant to the Plan, the one or more periods of time, which may be of varying and overlapping durations, as the Committee may select during which the attainment of one or more Performance Goals will be measured to determine whether, and the extent to which, a Participant is entitled to receive payment of an Award pursuant to such grant, as provided in the related grant agreement.

(z) “PLAN” means this 2000 Equity Incentive Plan of the Company, as amended by shareholders on June 3, 2003, June 10, 2004 and June 7, 2005, and by the Board from time to time, as set forth herein and as hereafter amended in accordance with the terms hereof.

(aa) “RESTRICTED STOCK” means shares of Common Stock issued pursuant to a Restricted Stock Grant under Section 7 of the Plan so long as such shares remain subject to the restrictions and conditions specified in the grant agreement pursuant to which such Restricted Stock Grant is made.

(bb) “RESTRICTED STOCK GRANT” means a grant made pursuant to the provisions of Section 7 of the Plan.

(cc) “RESTRICTED STOCK UNIT” means an unsecured and unfunded promise to deliver shares of Common Stock pursuant to a Restricted Stock Unit Grant under Section 7 of the Plan or pursuant to a Performance Grant under Section 8 of the Plan.

(dd) “RESTRICTED STOCK UNIT GRANT” means a grant of Restricted Stock Unit made pursuant to the provisions of Section 7 or Section 8 of the Plan.

(ee) “SAR” means any stock appreciation right granted under this Plan, which entitles the Participant to receive, in the form of Common Stock, value equal to the excess of (i) the Fair Market Value of a specified number of shares of Common Stock at the date of exercise; over (ii) an exercise price established by the Committee on the date of grant.

(ff) “STOCK OPTION” means and includes any Non-Qualified Stock Option and any Incentive Stock Option granted pursuant to Section 6 of the Plan.

(gg) “SUBSIDIARY” means any corporation or entity in which the Company directly or indirectly owns or controls 50% or more of the equity securities issued by such corporation or entity having the power to vote for the election of directors.

(hh) “UNIT” means a bookkeeping entry used by the Company to record and account for the grant, settlement or, if applicable, deferral of an Award until such time as such Award is paid, canceled, forfeited or terminated, as the case may be, which, except as otherwise specified by the Committee, shall be equal to one Common Stock Equivalent.

3. EFFECTIVE DATE; TERM.

(a) EFFECTIVE DATE. The Plan shall be effective on June 20, 2000, upon approval by the shareholders of the Company at the 2000 annual meeting of shareholders or any adjournments thereof.

(b) TERM. The Plan shall remain in effect until June 20, 2010, unless sooner terminated by the Board of Directors. Termination of the Plan shall not affect grants and Awards then outstanding.

4. SHARES OF COMMON STOCK SUBJECT TO PLAN.

(a) MAXIMUM NUMBER OF SHARES AVAILABLE FOR ISSUANCE UNDER THE PLAN. The maximum aggregate number of shares of Common Stock which may be issued pursuant to the Plan, subject to adjustment as provided in Section 4(b) of the Plan, shall be six million five hundred thousand shares (6,500,000), plus (i) any shares of Common Stock issued under the Plan that are forfeited back to the Company or are canceled, and (ii) any shares of Common Stock that are tendered, whether by physical delivery or by attestation, to the Company by a Participant as full or partial payment of the exercise price of any Stock Option granted pursuant to the Plan, in connection with the payment or settlement of any other grant or Award made pursuant to the Plan, or in payment of any applicable withholding for federal, state, city, local or foreign income, payroll or other taxes incurred in connection with the exercise of any Stock Option granted under the Plan or the receipt or settlement of any other grant or Award under the Plan. The shares of Common Stock which may be issued under the Plan may be authorized and unissued shares or issued shares which have been reacquired by the Company. No fractional share of the Common Stock shall be issued under the Plan. Awards of fractional shares of the Common Stock, if any, shall be settled in cash.

(b) ADJUSTMENTS UPON CHANGES IN CAPITAL STRUCTURE. In the event of any change in the capital structure, capitalization or Common Stock of the Company such as a stock dividend, stock split, recapitalization, merger, consolidation, split-up, combination or exchange of shares or other form of reorganization, or any other change affecting the Common Stock, such proportionate adjustments, if any, as the Board of Directors in its discretion may deem appropriate to reflect such change shall be made with respect to: (i) the maximum number of shares of Common Stock which may be (1) issued pursuant to the Plan, (2) the subject of any type of grant or Award under the Plan, and (3) granted, Awarded or issued to any Participant pursuant to any provision of the Plan; (ii) the number of shares of Common Stock subject to any outstanding or other grant or Award made to any Participant under the Plan; (iii) the per share exercise price in respect of any outstanding Stock Options; (iv) the number of shares of Common Stock and the number of Units or the value of such Units, as the case may be, which are the subject of other grants and Awards then outstanding under the Plan; and (v) any other term or condition of any grant affected by any such change; provided however that such adjustments be made in accordance with the rules and regulations of Section 409A of the Code and provided further that no such adjustment shall be authorized to the extent that such authority would cause the Plan to violate Section 422(b)(1) of the Code and with respect to any Award no such adjustment shall be authorized to the extent that such authority would be inconsistent with the Plan’s meeting the requirements of Section 162(m) of the Code. Notwithstanding the foregoing, any adjustments made pursuant to this section that are considered “deferred compensation” under Section 409A of the Code shall be made in compliance with the requirements of Section 409A of the Code and any adjustments that are not considered “deferred compensation” subject to Section 409A of the Code shall be made in such manner as to ensure that after such adjustment, the Awards either (A) continue not to be subject to Section 409A of the Code or (B) comply with the requirements of Section 409A of the Code.

5. ADMINISTRATION.

(a) THE COMMITTEE. The Plan shall be administered by the Committee to be appointed from time to time by the Board of Directors and comprised of not less than three of the then members of the Board of Directors who qualify as “non-employee directors” within the meaning of Rule 16(b)-3 promulgated under the Exchange Act and as “outside directors” within the meaning of Section 162(m) of the Code. Members of the Committee shall serve at the pleasure of the Board of Directors. The Board of Directors may from time to time remove members from, or add members to, the Committee. A majority of the members of the Committee shall constitute a quorum for the transaction of business and the acts of a majority of the members present at any meeting at which a quorum is present shall be the acts of the Committee. Any one or more members of the Committee may participate in a meeting by conference telephone or similar means where all persons participating in the meeting can hear and speak to each other, which participation shall constitute presence in person at such meeting. Action approved in writing by a majority of the members of the Committee then serving shall be fully as effective as if the action had been taken by unanimous vote at a meeting duly called and held. The Company shall make grants and effect Awards under the Plan in accordance with the terms and conditions specified by the Committee, which terms and conditions shall be set forth in grant agreements and/or other instruments in such forms as the Committee shall approve.

(b) COMMITTEE POWERS. The Committee shall have full power and authority to operate and administer the Plan in accordance with its terms. The powers of the Committee include, but are not limited to, the power to: (i) select Participants from among the Employees of the Company and Subsidiaries including establishing guidelines, criteria and overall numbers of and limits of grants and Awards; (ii) establish the types of, and the terms and conditions of, all grants and Awards made under the Plan, subject to any applicable limitations set forth in, and consistent with the express terms of, the Plan; (iii) make grants, conditionally or unconditionally, and pay or otherwise effect Awards subject to, and consistent with, the express provisions of the Plan; (iv) establish Performance Goals, Performance Measures and Performance Periods, subject to, and consistent with, the express provisions of the Plan; (v) reduce the amount of any grant or Award; (vi) prescribe the form or forms of grant agreements and other instruments evidencing grants and Awards under the Plan; (vii) pay and to defer payment of Awards on such terms and conditions, not inconsistent with the express terms of the Plan, as the Committee shall determine; (viii) direct the Company to make conversions, accruals and payments pursuant to the Plan; (ix) construe and interpret the Plan and make any determination of fact incident to the operation of the Plan; (x) promulgate, amend and rescind rules and regulations relating to the implementation, operation and administration of the Plan; (xi) adopt such modifications, procedures and subplans as may be necessary or appropriate to comply with the laws of other countries with respect to Participants or prospective Participants employed in such other countries; (xii) in its sole discretion to accelerate the date on which any option may be exercised and may accelerate the vesting of any shares of Common Stock subject to any option or previously acquired shares by the exercise of any option; (xiii) the power to delegate responsibility for Plan operation, management and administration on such terms consistent with the Plan, as the Committee may establish; (xiv) delegate to other persons the responsibility for performing administrative or ministerial acts in furtherance of the Plan; (xv) engage the services of persons and firms, including banks, consultants, insurance companies and broker-dealers in furtherance of the Plan’s activities; and (xvi) make all other determinations and take all other actions as the Committee may deem necessary or advisable for the administration and operation of the Plan. The Committee may, in its sole discretion, delegate to one or more Executive Officers the power to select Participants from among the Employees of the Company and Subsidiaries provided that at the time of such grant no recipient of such grants shall be an Executive Officer.

(c) COMMITTEE’S DECISIONS FINAL. Any determination, decision or action of the Committee in connection with the construction, interpretation, administration or application of the Plan, and of any grant agreement, shall be final, conclusive and binding upon all Participants, and all persons claiming through Participants, affected thereby.

(d) ADMINISTRATIVE ACCOUNTS. For the purpose of accounting for Awards deferred as to payment, the Company shall establish bookkeeping accounts expressed in Units bearing the name of each Participant receiving such Awards. Each account shall be unfunded, unless otherwise determined by the Committee in accordance with Section 13(d) of the Plan.

(e) CERTIFICATIONS. In respect of each grant under the Plan to a Covered Employee which the Committee intends to be “performance based compensation” under Section 162(m) of the Code, the provisions of the Plan and the related grant agreement shall be construed to confirm such intent, and to conform to the requirements of Section 162(m) of the Code, and the Committee shall certify in writing (which writing may include approved minutes of a meeting of the Committee) that the applicable Performance Goal(s), determined using the Performance Measure specified in the related grant agreement, was attained during the relevant Performance Period at a level that equaled or exceeded the level required for the payment of such Award in the amount proposed to be paid and that such Award does not exceed any applicable Plan limitation.

6. STOCK OPTIONS.

(a) IN GENERAL. Options to purchase shares of Common Stock may be granted under the Plan and may be Incentive Stock Options or Non-Qualified Stock Options. All Stock Options shall be subject to the terms and conditions of this Section 6 and shall contain such additional terms and conditions, not inconsistent with the express provisions of the Plan, as the Committee or designated Executive Officers shall determine in accordance with personnel policies developed by the Company. Stock Options may be granted in addition to, or in tandem with or independent of or other grants and Awards under the Plan.

(b) ELIGIBILITY AND LIMITATIONS. Any officer of the Company and any other Employee of the Company or a Subsidiary may be granted Stock Options. The Committee shall determine, in its discretion, the Employees to whom Stock Options will be granted, the timing of such grants, and the number of shares of Common Stock subject to each Stock Option granted; provided (i) the maximum number of shares of Common Stock in respect of which Stock Options may be granted to any Employee during any fiscal year shall be three-hundred thousand shares (300,000), and (ii) in respect of Incentive Stock Options, the aggregate Fair Market Value (determined as of the date the Incentive Stock Option is granted) of the shares of Common Stock with respect to which an Incentive Stock Option becomes exercisable for the first time by a Participant during any calendar year shall not exceed $100,000, or such other limit as may be required by the Code, except that, if authorized by the Committee and provided for in the related grant agreement, any portion of any Incentive Stock Option that cannot be exercised as such because of this limitation may be converted into and exercised as a Non-Qualified Stock Option. In no event shall any Stock Option be granted to a Participant in exchange for the Participant’s agreement to the cancellation of one or more Stock Options, then held by such Participant, if the exercise price of the new grant is lower than the exercise price of the grant to be cancelled and in no event shall any Stock Option be amended to reduce the option price, except as contemplated by Section 4(b) of the Plan.

(c) OPTION EXERCISE PRICE. The per share exercise price of each Stock Option granted under the Plan shall be determined by the Committee prior to or at the time of grant, but in no event shall the per share exercise price of any Stock Option be less than 100% of the Fair Market Value of the Common Stock on the date of the grant of such Stock Option.

(d) OPTION TERM. The term of each Stock Option shall be fixed by the Committee; except that in no event shall the term of any Incentive Stock Option exceed ten years after the date such Incentive Stock Option is granted.

(e) EXERCISABILITY. A Stock Option shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Committee at the date of grant; provided, however, that no Stock Option shall be exercisable during the first six months after the date such Stock Option is granted. No Stock Option may be exercised unless the holder thereof is at the time of such exercise an Employee and has been continuously an Employee since the date such Stock Option was granted, except that the Committee or designated Executive Officers may permit the exercise of any Stock Option for any period following the Participant’s termination of employment not in excess of the original term of the Stock Option on such terms and conditions as it shall deem appropriate and specified in the related grant agreement.

(f) METHOD OF EXERCISE. A Stock Option may be exercised, in whole or in part, by giving written notice of exercise to the Company specifying the number of shares of Common Stock to be purchased. Such notice shall be accompanied by payment in full of the purchase price, plus any required withholding taxes, in cash or, if permitted by the terms of the related grant agreement or otherwise approved in advance by the Committee, in shares of Common Stock already owned by the Participant valued at the Fair Market Value of the Common Stock on the date of exercise and delivered either by physical or constructive (attestation) delivery. The Committee may also permit Participants, either on a selective or aggregate basis, to simultaneously exercise Stock Options and sell the shares of Common Stock thereby acquired pursuant to a brokerage or similar arrangement approved in advance by the Committee and to use the proceeds from such sale to pay the exercise price and withholding taxes.

(g) OPTION VALUE. Notwithstanding the foregoing, the Committee may establish, at the date of grant, terms and conditions regarding any Stock Option that limit the maximum value that a Participant may realize upon the exercise of such Stock Option as determined by reference to shares of Common Stock, based on the Fair Market Value on the date of exercise.

6A. SARS

(a) IN GENERAL. The Committee may, at its sole discretion, grant SARs to Participants. Notwithstanding the foregoing, the Committee may, by way of the SAR grant, or otherwise, establish with respect to any SAR such other terms, conditions, restrictions and/or limitations as it desires, at its sole discretion and, as applicable, in line with the provisions set forth in Section 6 regarding Stock Options, including, but not limited to, those relating to exercise price (consistent with the guidelines in Section 6(c)), vesting, term and maximum value that a Participant may realize upon the exercise of the SAR (option value) as determined by reference to shares of Common Stock, based on the Fair Market Value on the date of exercise.

7. RESTRICTED STOCK GRANTS, RESTRICTED STOCK UNIT GRANTS AND AWARDS.

(a) NATURE OF RESTRICTED STOCK AWARDS. A Restricted Stock Grant is the issuance of shares of Common Stock in the name of an Employee, which issuance is subject to such terms and conditions as the Committee shall deem appropriate, including, without limitation, restrictions on the sale, assignment, transfer or other disposition of such shares and the requirement that the Employee forfeit such shares back to the Company (i) upon termination of employment for specified reasons within a specified period of time, or (ii) if any specified Performance Goals are not achieved during a specified Performance Period, or (iii) if such other conditions as the Committee may specify are not satisfied.

(b) NATURE OF RESTRICTED STOCK UNIT AWARDS. A Restricted Stock Unit Grant is denominated in shares of Common Stock and will be settled by the delivery of shares of Common Stock to the Participant subject to the terms and conditions as the Committee shall deem appropriate, including, without limitations, conditions on the grant and vesting of the Restricted Stock Units, transferability and sale of Common Stock underlying the Restricted Stock Units and the requirement that the Employee forfeit unvested Restricted Stock Units (i) upon termination of employment for specified reasons within a specified period of time, or (ii) if any specified Performance Goals are not achieved during a specified Performance Period, or (iii) if such other conditions as the Committee may specify are not satisfied.

(c) ELIGIBILITY AND LIMITATIONS. Any officer of the Company and any other key Employee of the Company or a Subsidiary selected by the Committee may receive a Restricted Stock Grant or a Restricted Stock Unit Grant. The Committee, in its sole discretion, shall determine whether a Restricted Stock Grant and/or Restricted Stock Unit Grant shall be made, the Employee to receive such grant, and the conditions and restrictions imposed on such grant. The maximum number of shares of Common Stock which may be issued as Restricted Stock or Restricted Stock Units under the Plan shall be two-hundred thousand shares (200,000). The maximum number of shares of Common Stock which may be issued to any Employee as Restricted Stock and/or Restricted Stock Units combined during any fiscal year shall not exceed fifty thousand shares (50,000). The maximum amount any Employee may receive as a Restricted Stock Grant and/or Restricted Stock Unit Grant in any fiscal year shall not exceed two and one-half million dollars ($2,500,000), determined using the Fair Market Value of the shares of Common Stock underlying such Restricted Stock Grant and/or Restricted Stock Unit Grant as at the date of the grant thereof.

(d) RESTRICTION PERIOD. Restricted Stock Grants and/or Restricted Stock Unit Grants shall provide that in order for a Participant to receive shares of Common Stock free of restrictions, the Participant must remain in the employment of the Company or its Subsidiaries, subject to such exceptions as the Committee shall deem appropriate and specify in the related grant agreement, for a period of not less than three years commencing on the date of the grant and ending on such later date or dates as the Committee may designate at the time of the grant (the “Restriction Period”). The Committee, in its sole discretion, may provide for the lapse of restrictions in installments during the Restriction Period. The Committee may also establish one or more Performance Goals that are required to be achieved during one or more Performance Periods within the Restriction Period as a condition to the lapse of the restrictions.

(e) RESTRICTIONS. The following restrictions and conditions shall apply to each Restricted Stock Grant and/or Restricted Stock Unit Grant, as applicable, during the Restriction Period: (i) the Participant shall not be entitled to delivery of the shares of the Common Stock until the restrictions have lapsed; (ii) the shares of the Common Stock issued associated with a Restricted Stock Grant and/or the right to receive shares of Common Stock associated with a Restricted Stock Unit Grant shall be forfeited to the Company if the Participant for any reason ceases to be an Employee prior to the end of the Restriction Period, except due to circumstances specified in the related grant agreement or otherwise approved by the Committee and (iii) the Participant may not sell, assign, transfer, pledge, hypothecate, encumber or otherwise dispose of or realize on the shares of Common Stock subject to the Restricted Stock Grant or the Restricted Stock Unit Grant until such restrictions have lapse and the shares of Common Stock have been delivered to the Participant. Further, the Committee may, in its sole discretion, include such other restrictions and conditions as it may deem appropriate.

(f) PAYMENT. Upon expiration of the Restriction Period and if all conditions have been satisfied and any applicable Performance Goals attained, the shares underlying the Restricted Stock and/or Restricted Stock Unit will be made available to the Participant, subject to satisfaction of applicable withholding tax requirements, free of all restrictions; provided, that the Committee may, in its discretion, require (i) the further deferral of any Restricted Stock or Restricted Stock Unit Grant beyond the initially specified Restriction Period subject to the conditions set forth in Section 9, (ii) that the Restricted Stock be retained by the Company, and (iii) that the Participant receive a cash payment in lieu of unrestricted shares of Common Stock.

(g) RIGHTS AS A SHAREHOLDER. A Participant shall have, with respect to shares of Restricted Stock, all of the rights of a shareholder of the Company, including the right to vote the shares and receive any cash dividends paid thereon. Stock dividends distributed with respect to shares of Restricted Stock shall be treated as additional shares under the Restricted Stock Grant and shall be subject to the restrictions and other terms and conditions set forth therein. A Participant holding a Restricted Stock Unit does not have any rights of a shareholder of the Company until such time as the shares of Common Stock underlying the Restricted Stock Unit grant are delivered to Participant. The Committee has discretion to determine whether, to what extent and on what terms and conditions the applicable Participant shall be entitled to receive current or deferred payments of cash, Common Stock or other property corresponding to the dividends payable on the shares of Common Stock underlying the Restricted Stock Unit.

8. PERFORMANCE GRANTS AND AWARDS.

(a) ELIGIBILITY AND TERMS. The Committee may grant to officers of the Company and other key Employees of the Company and its Subsidiaries the prospective contingent right, expressed in Units, to receive payments of shares of Common Stock, cash or any combination thereof, with each Unit equivalent in value to one share of Common Stock, or equivalent to such other value or monetary amount as may be designated or established by the Committee or it may grant Restricted Stock Units which vesting is based upon Company performance over a specified Performance Period (“Performance Grants”). The Committee shall, in its sole discretion, determine the officers of the Company and other key Employees eligible to receive Performance Grants. At the time each Performance Grant is made, the Committee shall establish the Performance Period, the Performance Measure and the targets to be attained relative to such Performance Measure (the “Performance Goals”) in respect of such Performance Grant. The number of shares of Common Stock and/or the amount of cash earned and payable in settlement of a Performance Grant shall be determined at the end of the Performance Period (a “Performance Award”).

(b) LIMITATIONS ON GRANTS AND AWARDS. The maximum number of shares of Common Stock which may be issued pursuant to Performance Grants shall be two-hundred thousand shares (200,000). The maximum number of shares which may be the subject of Performance Grants made to any Participant in respect of any Performance Period or during any fiscal year shall be fifty-thousand shares (50,000). The maximum amount any Participant may receive during any fiscal year as Performance Awards pursuant to Performance Grants shall not exceed two and one-half million dollars ($2,500,000), determined using the Fair Market Value of such Performance Awards as at the last day of the applicable Performance Period or Periods or as at date or dates of the payment thereof, whichever is higher.

(c) PERFORMANCE GOALS, PERFORMANCE MEASURES AND PERFORMANCE PERIODS. Each Performance Grant shall provide that, in order for a Participant to receive an Award of all or a portion of the Units subject to such Performance Grant, the Company must achieve certain Performance Goals over a designated Performance Period having a minimum duration of one year, with attainment of the Performance Goals determined using a specific Performance Measure. The Performance Goals and Performance Period shall be established by the Committee in its sole discretion. The Committee shall establish a Performance Measure for each Performance Period for determining the portion of the Performance Grant which will be earned or forfeited based on the extent to which the Performance Goals are achieved or exceeded. In setting Performance Goals, the Committee may use a Performance Measure based on any one, or on any combination, of the following Company performance factors as the Committee deems appropriate: (i) Cumulative Net Income Per Diluted Share; (ii) Cumulative Net Income; (iii) return on sales; (iv) total shareholder return; (v) return on assets; (vi) economic value added; (vii) cash flow; (viii) return on equity; (ix) cumulative operating income (which shall equal consolidated sales minus cost of goods sold and selling, administrative and general expense) and (x) achievement of explicit strategic objectives or milestones. Performance Goals may include minimum, maximum and target levels of performance, with the size of Performance Award based on the level attained. Once established by the Committee and specified in the grant agreement, and if and to the extent provided in or required by the grant agreement, the Performance Goals and the Performance Measure in respect of any Performance Grant (or any Restricted Stock Grant, Restricted Stock Unit Grant or Stock-Based Grant that requires the attainment of Performance Goals as a condition to the Award) shall not be changed. The Committee may, in its discretion, eliminate or reduce (but not increase) the amount of any Performance Award (or Restricted Stock or Restricted Stock Unit or Stock-Based Award) that otherwise would be payable to a Participant upon attainment of the Performance Goal(s).

(d) FORM OF GRANTS. Performance Grants may be made on such terms and conditions not inconsistent with the Plan, and in such form or forms, as the Committee may from time to time approve. Performance Grants may be made alone, in addition to in tandem with, or independent of other grants and Awards under the Plan. Subject to the terms of the Plan, the Committee shall, in its discretion, determine the number of Units subject to each Performance Grant made to a Participant and the Committee may impose different terms and conditions on any particular Performance Grant made to any Participant. The Performance Goals, the Performance Period or Periods, and the Performance Measure applicable to a Performance Grant shall be set forth in the relevant grant agreement.

(e) PAYMENT OF AWARDS. Each Participant shall be entitled to receive payment in an amount equal to the aggregate Fair Market Value (if the Unit is equivalent to a share of Common Stock), or such other value as the Committee shall specify, of the Units earned in respect of such Performance Award. Payment in settlement of a Performance Award may be made in shares of Common Stock, in cash, or in any combination of Common Stock and cash, and at such time or times, as the Committee, in its discretion, shall determine.

8A. GRANTS TO OUTSIDE DIRECTORS.

(a) PURPOSE. This Section 8A of the Plan is intended as an incentive for members of the Board of Directors of the Company, who are not employed by the Company or its Subsidiaries, to enable such Outside Directors (as defined below) to acquire or increase their proprietary interest in the success of the Company through the grant of Awards.

(b) SECURITIES COMPLIANCE. It is intended that Awards granted under this Section 8A of the Plan be compliant with Rule 16b-3 as amended from time to time, promulgated under the Securities Exchange Act of 1934, as amended (the “Act”). This Plan may be amended from time to time by the Board of Directors to the extent necessary in order for transactions under the Plan to be exempt from Section 16(b) of the Act.

(c) OUTSIDE DIRECTOR. For the purposes of awards granted under this Section 8A, “Outside Director” means a non-employee director who:

(i) is not currently an “officer” (as defined in Section 16a-1(f) of the Act) of the Company or its Subsidiaries, or otherwise currently employed by the Company or its Subsidiaries;

(ii) does not receive compensation, either directly or indirectly, from the Company or its Subsidiaries for services rendered as a consultant or in any capacity other than as director, except for an amount that does not exceed the dollar amount for which disclosure would be required pursuant to Section 229.404(a) of Chapter II of the Commodity and Securities Regulations (the “Regulations”);

(iii) does not possess an interest in any other transaction for which disclosure would be required pursuant to Section 229.404(a) of the Regulations; and

(iv) is not engaged in a business relationship for which disclosure would be required pursuant to Section 229.404(a) of the Regulations.

(d) ADMINISTRATION. The administration of Awards granted pursuant to this Section 8A shall be by Committee consistent with the provisions of Section 5 of this Plan. Members of the Committee who are either eligible for Awards or have been granted Awards under this Section 8A, may vote on any matters affecting the administration of the Plan.

(e) STOCK.

(i) AWARDS. Outside Directors may be granted Stock Options (pursuant to Section 6) (but not Incentive Stock Options), Stock Appreciation Rights (“SARs”) (pursuant to Section 6A), Restricted Stock Grants and/or Restricted Stock Unit Grants (pursuant to Section 7), and Performance Grants

(pursuant to Section 8) subject to the terms and conditions of the Plan, except as otherwise noted in this Section 8A.

(ii) SHARES OF COMMON STOCK SUBJECT TO THIS SECTION. The shares of Common Stock available for Awards pursuant to this Section 8A shall be from the shares described in Section 4(a) of the Plan, subject to adjustment pursuant to Section 4(b) of the Plan.

(iii) NO DEFERRALS. Notwithstanding Section 9 of the Plan to the contrary, no shares of Common Stock or cash payable pursuant to Awards granted under this Section 8A may be deferred unless the provisions of Internal Revenue Code Section 409A are satisfied or do not apply.

(iv) NO LOANS. No loans will be made available to an Outside Director in order to exercise any Award or pay the income or other taxes associated with an Award granted pursuant to the Plan.

(f) ELIGIBILITY.

(i) GRANT OF AWARDS. Each eligible Outside Director shall be granted Awards subject to the limit in Section 8A(e)(ii) above based on the determination of the full Board of Directors, which shall consider the recommendation of the Compensation Committee when making its determination.

(g) MANDATORY TERMS OF THE AWARD AGREEMENTS. Each Award agreement shall contain such provisions as the Board of Directors or the Committee shall from time to time deem appropriate, and shall include provisions relating to the method of exercise, payment of exercise price, adjustments on changes on the Company’s capitalization and the effect of a merger, consolidation, liquidation, sale or other disposition of or involving the Company. Award agreements shall include the following provisions:

(i) Expiration. Notwithstanding any other provision of the Plan or of any Award agreement, each Award shall expire on the tenth anniversary of the date on which the award was granted.

(ii) Exercise. Each Award shall be deemed exercised when:

(A) In the case of Stock Options, the Company has received written notice of such exercise in accordance with the terms of the Award, accompanied by payment in full of the purchase price, plus any required withholding taxes;

(B) In the case of SARS, a Participant will receive, in the form of Common Stock, value equal to the excess of the (a) Fair Market Value of a specified number of shares of Common Stock at the date of exercise; over (b) an exercise price established by the Committee on the date of grant, subject to satisfaction of all applicable withholding tax requirements;

(C) In the case of Restricted Stock Grants and Restricted Stock Unit Grants, upon expiration of the Restriction Period and if all conditions have been satisfied, the shares of the Common Stock will be made available to the Participant, subject to satisfaction of applicable withholding tax requirements, free of all restrictions; provided, that the Committee may, in its discretion, require (a) that the Restricted Stock be retained by the Company, and (b) that the Participant receive a cash payment in lieu of unrestricted shares of Common Stock;

(D) In the case of Performance Grants, each Participant shall be entitled to receive payment in an amount equal to the aggregate Fair Market Value (if the Unit is equivalent to a share of Common Stock), or such other value as the Committee shall specify, of the Units earned in respect of such Performance Award.

Unless further limited by the Board or the Committee in any award, the option price of any shares of Common Stock purchased shall be paid in cash, by certified or official bank check, by money order, with shares of Common Stock or by a combination of the above; provided further, however, that the Board or Committee in its sole discretion may accept a personal check in full or partial payment of any shares of Common Stock. If the exercise price is paid in whole or in part with shares, the value of shares surrendered shall be their fair market value on the date the Stock Option is exercised.

(iii) Events Causing Immediate Exercise. Unless otherwise provided in any Award and notwithstanding any other provision in the Plan, in the event of a Change in Control of the Company: (i) each outstanding Stock Option shall become immediately and fully exercisable; and (ii) all restrictions and conditions in respect of all Restricted Stock Grants and/or Restricted Stock Unit Grants and SARs then outstanding shall be deemed satisfied; and (iii) all Performance Grants shall be deemed to have been fully earned, at the maximum amount of the Award opportunity specified in the Award Agreement.

(iv) Termination of Service or Death of Participant. Except as may be otherwise expressly provided in the terms and conditions of the Award granted to a Participant, Awards granted hereunder shall terminate on the earlier to occur of:

(A) the date of removal from the Board of Directors;

(B) the date of the expiration of the term thereof (the “Expiration Date”); or

(C) the termination of the Participant as a member of the Board of Directors by reason of voluntary resignation by the Participant or the expiration of the Participant’s elected or appointed term and other than the case of death of the Participant or disability of the Participant within the meaning of Section 22(e)(3) of the Code (“disability”), the Participant shall have the right, within three (3) months after the date on which Participant shall have ceased to be a member of the Board of Directors, to exercise the unexercised portion of the Awards granted to the extent, if any, that such Awards were exercisable by the Participant on the date of such termination.

9. DEFERRALS.

The Committee may, whether at the time of grant or at anytime thereafter prior to payment or settlement, require a Participant to defer, or permit (subject to such conditions as the Committee may from time to time establish) a Participant to elect to defer, receipt of all or any portion of any payment of cash or shares of Common Stock that would otherwise be due to such Participant in payment or settlement of any Award under the Plan. If any such deferral is required by the Committee (or is elected by the Participant with the permission of the Committee), the Committee shall establish rules and procedures for such payment deferrals intended to cause the deferral to be either exempt from or in compliance with the rules and regulations of Section 409A of the Code. In any event, neither the Committee nor the Board shall have the authority to establish rules or procedures that would cause an Award that is not intended to be subject to Section 409A of the Code on the grant date to become subject thereto. The Committee may provide for the payment or crediting of interest, at such rate or rates as it shall in its discretion deem appropriate, on such deferred amounts credited in cash and the payment or crediting of dividend equivalents in respect of deferred amounts credited in Common Stock Equivalents. Deferred amounts may be paid in a lump sum or in installments in the manner and to the extent permitted, and in accordance with rules and procedures established, by the Committee.

10. NON-TRANSFERABILITY OF GRANTS AND AWARDS.

No grant or Award under the Plan, and no right or interest therein, shall be (i) assignable, alienable or transferable by a Participant, except by will or the laws of descent and distribution, or (ii) subject to any obligation, or the lien or claims of any creditor, of any Participant, or (iii) subject to any lien, encumbrance or claim of any party made in respect of or through any Participant, however arising. During the lifetime of a Participant, Stock Options are exercisable only by, and shares of Common Stock issued upon the exercise of Stock Options and or in settlement of other Awards will be issued only to, and other payments in settlement of any Award will be payable only to, the Participant or his or her legal representative. The Committee may, in its sole discretion, authorize written designations of beneficiaries and authorize Participants to designate beneficiaries with the authority to exercise Stock Options and granted to a Participant in the event of his or her death. Notwithstanding the foregoing, the Committee may, in its sole discretion and on and subject to such terms and conditions as it shall deem appropriate, which terms and conditions shall be set forth in the related grant agreement: (i) authorize a Participant to transfer all or a portion of any Award granted to such Participant; provided, that in no event shall any transfer be made to any person or persons other than such Participant’s spouse, children or grandchildren, or a trust for the exclusive benefit of one or more such persons, which transfer must be made as a gift and without any consideration; and (ii) provide for the transferability of a particular grant or Award pursuant to a qualified domestic relations order. All other transfers and any retransfer by any permitted transferee are prohibited and any such purported transfer shall be null and void. Each Award which becomes the subject of permitted transfer (and the Participant to whom it was granted by the Company) shall continue to be subject to the same terms and conditions as were in effect immediately prior to such permitted transfer. The Participant shall remain responsible to the Company for the payment of all withholding taxes including but not limited to those incurred as a result of any grant, vesting or exercise of such Award, as applicable. In no event shall any permitted transfer of an Award create any right in any party in respect of any Award, other than the rights of the qualified transferee in respect of such Award specified in the related grant agreement.

11. CHANGE IN CONTROL.

(a) EFFECT ON GRANTS. In the event of a Change in Control (as defined below) of the Company, except as the Board of Directors comprised of a majority of Continuing Directors may expressly provide otherwise, and notwithstanding any other provision of the Plan to the contrary: (i) all Stock Options then outstanding shall become fully exercisable as of the date of the Change in Control, whether or not then exercisable; (ii) all restrictions and conditions in respect of all Restricted Stock and Restricted Stock Unit Grants then outstanding shall be deemed satisfied as of the date of the Change in Control; and (iii) all Performance Grants and Awards shall be deemed to have been fully earned, at the maximum amount of the award opportunity specified in the grant agreement, as of the date of the Change in Control.

(b) CHANGE IN CONTROL DEFINED. A “Change in Control” of the Company shall occur when: (i) any Acquiring Person (other than the Company, any Subsidiary, any employee benefit plan of the Company or of any Subsidiary, or any person or entity organized, appointed or established by the Company or a Subsidiary for or pursuant to the terms of any such plans), alone, or together with its Affiliates and Associates, shall become the beneficial owner of fifty percent (50%) or more of the shares of Common Stock then outstanding and provided that the Continuing Directors of the combined companies specifically determine that it is a “change in control” of the Company; or (ii) the shareholders of the Company approve a definitive agreement for a merger or consolidation involving the Company which would result in the Common Stock outstanding immediately prior to such merger or consolidation continuing to represent (whether by remaining outstanding or by being converted into voting securities of the surviving entity) less than fifty percent of the combined voting power of the Company and such other entity outstanding immediately after such merger or consolidation; or (iii) the shareholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or other disposition of all or substantially all of the assets of the Company; or (iv) the Continuing Directors no longer constitute a majority of the Board of Directors. “Acquiring Person” means any person (any individual, firm, corporation or other entity) who or which, together with all its Affiliates and Associates, shall be the beneficial owner of a substantial block of Common Stock. “Affiliate” and “Associate” shall have the respective meanings ascribed to such terms in Rule 12b-2 under the Exchange Act. “Continuing Director” means any individual who is a member of the Board of Directors, while such individual is a member of the Board of Directors, who is not an Acquiring Person, or an Affiliate or Associate of an Acquiring Person, or a representative or nominee of an Acquiring Person or of any such Affiliate or Associate, and was a member of the Board of Directors prior to the occurrence of a Change in Control, and any successor of a Continuing Director, while such successor is a member of the Board of Directors, who is not an Acquiring Person, or an Affiliate or Associate of an Acquiring Person, or representative or nominee of an Acquiring Person or of any such Affiliate or Associate, and is recommended or elected to succeed the Continuing Director by a majority of the Continuing Directors.

12. AMENDMENT AND TERMINATION.

The Board of Directors may at any time terminate the Plan, except with respect to grants then outstanding. The Board of Directors may amend the Plan at any time and from time to time in such respects as the Board of Directors may deem necessary or appropriate without approval of the shareholders, unless such approval is necessary in order to comply with applicable laws, including the Exchange Act, NASDAQ or stock exchange rules on which prices for the Common Stock are quoted at any given time, the Code and the analogous applicable laws of any other country or jurisdiction where Awards are granted under the Plan. In no event may the Board of Directors amend the Plan without the approval of the shareholders to (i) increase the maximum number of shares of Common Stock which may be issued pursuant to the Plan, (ii) increase any limitation set forth in the Plan on the number of shares of Common Stock which may be issued, or the aggregate value of Awards which may be made, in respect of any type of grant to all Participants during the term of the Plan or to any Participant during any specified period, (iii) reduce the minimum exercise price for Stock Options, or (iv) change the Performance Measure criteria identified at Section 8(c) of the Plan.

13. MISCELLANEOUS.

(a) WITHHOLDING TAXES. All Awards under the Plan will be made subject to any applicable withholding for taxes of any kind. The Company shall have the right to deduct from any amount payable under the Plan, including delivery of shares of Common Stock to be made under the Plan, all federal, state, city, local or foreign taxes of any kind required by law to be withheld with respect to such payment and to take such other actions as may be necessary in the opinion of the Company to satisfy all obligations for the payment of such taxes. If shares of Common Stock are used to satisfy withholding taxes, such shares shall be valued based on the Fair Market Value thereof on the date when the withholding for taxes is required to be made. The Company shall have the right to require a Participant to pay cash to satisfy withholding taxes as a condition to the payment of any amount (whether in cash or shares of Common Stock) under the Plan.

(b) NO RIGHT TO EMPLOYMENT. Neither the adoption of the Plan nor the making of any grant or Award shall confer upon any Employee any right to continued employment with the Company or any Subsidiary, nor shall it interfere in any way with the right of the Company or any Subsidiary to terminate the employment of any Employee at any time, with or without cause.

(c) UNFUNDED PLAN. The Plan shall be unfunded and the Company shall not be required to segregate any assets that may at any time be represented by Awards under the Plan. Any liability of the Company to any person with respect to any Award under the Plan shall be based solely upon any contractual obligations that may be effected pursuant to the Plan. No such obligation of the Company shall be deemed to be secured by any pledge of, or other encumbrance on, any property of the Company.

(d) PAYMENTS TO TRUST. The Committee is authorized to cause to be established a trust agreement or several trust agreements whereunder the Committee may make payments of amounts due or to become due to Participants in the Plan.

(e) OTHER COMPANY BENEFIT AND COMPENSATION PROGRAMS. Payments and other benefits received by a Participant under an Award made pursuant to the Plan shall not be deemed a part of a Participant’s regular, recurring compensation for purposes of any termination indemnity or severance pay law of any country and shall not be included in, nor have any effect on, the determination of benefits under any pension or other employee benefit plan or similar arrangement provided by the Company or any Subsidiary, unless (i) expressly so provided by such other plan or arrangement or (ii) the Committee expressly determines that an Award or a portion thereof should be included as recurring compensation. Nothing contained in the Plan shall prohibit the Company or any Subsidiary from establishing other special awards, incentive compensation plans, compensation programs and other similar arrangements providing for the payment of performance, incentive or other compensation to Employees. Payments and benefits provided to any Employee under any other plan, including, without limitation, any stock option, stock award, restricted stock, deferred compensation, savings, retirement or other benefit plan or arrangement, shall be governed solely by the terms of such other plan.

(f) SECURITIES LAW RESTRICTIONS. In no event shall the Company be obligated to issue or deliver any shares of Common Stock if such issuance or delivery shall constitute a violation of any provisions of any law or regulation of any governmental authority or securities exchange. No shares of Common Stock shall be issued under the Plan unless counsel for the Company shall be satisfied that such issuance will be in compliance with all applicable Federal and state securities laws and regulations and all requirements of any securities exchange on which the Common Stock is listed.

(g) GRANT AGREEMENTS. Each Participant receiving a grant under the Plan shall enter into a grant agreement with the Company in a form specified by the Committee agreeing to the terms and conditions of the grant and such related matters as the Committee shall, in its sole discretion, determine.

(h) SEVERABILITY. In the event any provision of the Plan shall be held to be invalid or unenforceable for any reason, such invalidity or unenforceability shall not affect the remaining provisions of the Plan.

(i) TRANSITION—1990 PLAN. The Plan replaces and supersedes the 1990 Incentive and Non-Statutory Stock Option Plan (the “1990 Plan”) and the 1990 Plan shall automatically terminate when the Plan becomes effective, except that such termination shall not affect any grants or awards then outstanding under the 1990 Plan.

(j) GOVERNING LAW. The Plan shall be governed by and construed in accordance with the laws of the State of Florida.